                                                                    EXHIBIT 11.1

                      HENRY SCHEIN, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                  ----------------------------------
                                                                                      MARCH 29,           MARCH 30,
                                                                                        1997                1996
                                                                                  -----------------      -----------
Net income per consolidated statements of operation (in thousands)..............  $           1,499      $     2,716
                                                                                  -----------------      -----------
                                                                                  -----------------      -----------
Weighted average common shares outstanding:
  Shares outstanding at December 30, 1995(1)....................................         18,936,791       18,936,791

  1996 issuances:
    Follow-on Offering Shares on June 21, 1996..................................          3,734,375          --
    Shares issued to ESOP trust on August 9, 1996...............................             24,210          --
    Shares issued on July 10, 1996 in connection with an acquisition............             37,197          --
    Class B Options.............................................................             42,800          --
    Stock options granted pursuant to the 1996 Non-Employee Director Stock
      Option Plan...............................................................             10,000          --
    Shares issued on November 1, 1996 in connection with an acquisition.........            117,986          --
    Less: 1996 Treasury Stock purchases.........................................             (8,850)         --
                                                                                  -----------------      -----------
                                                                                         22,894,509       18,936,791

  1997 issuances:
    Shares issued on February 19, 1997 in connection with an acquisition........          1,070,000        1,070,000
    1997 Non-Employee Director Stock Option Plan................................                176          --
    Shares issued to ESOP trust on March 21, 1997...............................              3,879          --
    Less: 1997 Treasury Share purchases.........................................             (1,425)         --
                                                                                  -----------------      -----------
                                                                                         23,967,139       20,006,791
Less assumed repurchase of shares under treasury stock method based on an average price of $31.48 per share
  Stock options--221,397 shares
              X$4.21
              --------------------
             $932,081/$31.48....................................................            (29,609)(2)      (33,336)(3)
  Non-Employee
  Stock options--10,000 shares
              X$29.00
              --------------------
             $290,000/$31.48....................................................             (9,212)(2)      --
  IPO options--403,200 shares
              X$16.00
              --------------------
             $6,451,200/$31.48..................................................           (204,930)(2)     (233,705)(3)
  New options--35,000 shares
              X$29.50
              --------------------
             $1,032,500/$31.48..................................................            (32,799)(2)      --
  New options--10,000 shares
              X$31.00
              --------------------
             $310,000/$31.48....................................................             (9,848)(2)      --
  New options--3,000 shares
              X$36.25
              --------------------
             $108,750/$31.48....................................................             (3,000)(2)      --
                                                                                  -----------------      -----------
Weighted average common shares outstanding......................................         23,677,747       19,739,750
                                                                                  -----------------      -----------
                                                                                  -----------------      -----------
Net income per common share.....................................................  $            0.06      $      0.14
                                                                                  -----------------      -----------
                                                                                  -----------------      -----------

------------------------

(1) Includes options totalling 629,897.

(2) Computed using the average closing value per share for the three months ended March 29, 1997 of $31.48.

(3) Computed using the average closing value per share for the three months ended March 30, 1996 of $27.96.

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